Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cricut, Inc.
South Jordan, Utah
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-254679) of Cricut, Inc. of our report dated March 8, 2022, relating to the consolidated financial statements which appears in this Form 10-K.
/s/ BDO USA, LLP

Salt Lake City, Utah
March 8, 2022